Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE [CLASS A COMMON STOCK/COMMON STOCK]1

OF APNIMED, INC.

(A DELAWARE CORPORATION)

No. W-[__]	Issue Date: [_________], 2026

Void after the Expiration Date

THIS CERTIFIES THAT, for value received, [  ] or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase from Apnimed, Inc., a Delaware corporation (the “Company”), the Exercise Shares (as defined herein) at the Exercise Price (as defined herein) during the Exercise Period (as defined herein).

This Warrant is issued in connection with that certain Credit Agreement, dated as of [ ___ ], 2026 (the “Closing Date”), by and between the Company and the Holder (the “Credit Agreement”). Capitalized terms used herein but not defined herein have the meanings given to them in the Credit Agreement.

1. Purchase of Shares; Exercise of Warrant.

1.1 Defined Terms. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person; provided that the Affiliates of any Person that is an investment fund shall not include any portfolio companies of such investment fund or any affiliated investment fund.

(b) “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to

[1]

Exercisable for Class A Common Stock if the Warrant is exercised prior to the consummation of an Initial Public Offering, and Common Stock if this Warrant is exercised following to the consummation of an Initial Public Offering.

4:02 p.m. (New York City time)), (ii) if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (“Pink Market”) operated by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(c) “Class A Common Stock” means Class A Common Stock of the Company, par value $0.00001 per share.

(d) “Common Stock” means the Common Stock of the Company, [par value $0.00001 per share]2.

(e) “Common Stock Equivalents” means any securities of the Company or the subsidiaries of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(f) “Control” means (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(g) “Corporate Transaction” means the following: (i) the closing of the sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of the Company’s assets; (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such Person or group of affiliated Persons would hold fifty percent (50%) or more of the outstanding voting stock of the Company (or the surviving or acquiring entity); or (iv) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of capital stock of the Company in a bona fide financing transaction shall not be deemed a Corporate Transaction.

[2]	Or such other par value determined at the time of an Initial Public Offering.

(h) “Exercise Period” means the period commencing on the date the Warrant is issued and ending at 5:00 p.m., Eastern Time, on the Expiration Date (as defined in Section 1.3), unless sooner terminated as provided for in this Warrant.

(i) “Exercise Price” means $0.01 per share of Class A Common Stock or Common Stock, as applicable, subject to adjustments pursuant to Section 3.

(j) “Exercise Shares” means [  ] shares of Class A Common Stock or in the event the Company has consummated an Initial Public Offering at the time of an applicable exercise hereunder and only one class of Common Stock remains thereafter, Common Stock.

(k) “Initial Public Offering” means the closing of the issuance and sale of securities of the Company in the Company’s first underwritten public offering pursuant to an effective registration statement under the Act.

(l) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(m) “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading following the consummation of an Initial Public Offering.

(n) “Registrable Securities” means (i) any Common Stock issuable upon exercise of the Warrant held by Holder as of the date of issuance of this Warrant (including all Exercise Shares issued or issuable upon exercise of the Warrant), and (ii) any Common Stock issued or issuable with respect to any shares described in subsection (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of the Warrant, Holder shall be deemed to be a holder of Registrable Securities whenever Holder has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (B) such securities may be sold pursuant to Rule 144 under the Act (“Rule 144”) (or any similar provision then in force) without restriction, (C) such securities are otherwise transferred and such transferred securities may be resold without subsequent registration under the Securities Act, or (D) such securities shall have ceased to be outstanding.

(o) “Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including the Prospectus, amendments and supplements to or replacements of such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

(p) “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a business day.

(q) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

1.2 Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant to the Company at the principal office of the Company, or at such other place as the Company may designate, to purchase from the Company some or all of the Exercise Shares at the Exercise Price. This Warrant shall be exercisable by the Holder in accordance with the provisions set forth in Section 1.4; provided, that, notwithstanding anything to the contrary set forth herein, in no event may this Warrant be exercised in any manner after the Expiration Date (as defined in Section 1.3).

1.3 Exercise Period. The Holder may exercise this Warrant at any time during the period commencing on the date the Warrant is issued until the tenth anniversary of the Closing Date (the “Expiration Date”).

1.4 Manner of Exercise.

(a) Exercise for Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the Notice of Exercise attached hereto as Exhibit A duly completed and executed by the Holder, in accordance with the notice requirements set forth in Section 17, accompanied by payment in full of the aggregate Exercise Price payable in respect of the number of Exercise Shares purchased upon such exercise. Payment of the aggregate Exercise Price shall be in cash, by wire transfer or by certified or official bank check payable to the order of the Company.

(b) Cashless Exercise.

(i)

Prior to the consummation of an Initial Public Offering, the Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant with the Notice of Exercise attached hereto as Exhibit A duly completed and executed by the Holder, in accordance with the notice requirements set forth in Section 17 herein, by canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of Exercise Shares purchased upon such exercise. In the event of an exercise pursuant to this Section 1.4b)(i), the number of Exercise Shares issued to the Holder shall be determined according to the following formula:

X=	Y(A-B)
A

Where

X=	the number of Exercise Shares that shall be issued to the Holder;

Y=

the number of Exercise Shares for which this Warrant is being exercised (which shall include both the number of Exercise Shares issued to the Holder and the number of Exercise Shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

A=	the Pre-IPO Fair Market Value (see below) of one Exercise Share; and

B=	the per share Exercise Price then in effect, subject to adjustment herein.

“Pre-IPO Fair Market Value” means the fair market value of an Exercise Share as determined by the Board of Directors of the Company (the “Board”) in its reasonable good faith judgment, which determination shall be binding on the Holder; provided, however, that if this Warrant is exercised in connection with (A) an Initial Public Offering, the fair market value per share shall be the per share offering price to the public in the Initial Public Offering, or (B) a Corporate Transaction, the fair market value per share shall be the value ascribed to the consideration to be paid in respect of one Exercise Share in the definitive agreement(s) relating to such Corporate Transaction, or if no such value is set forth in the definitive agreement(s) relating to such Corporate Transaction, as determined in good faith by the Board.

(ii)

Following the consummation of an Initial Public Offering, the Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant with the Notice of Exercise attached hereto as Exhibit A duly completed and executed by the Holder, in accordance with the notice requirements set forth in Section 17 herein, by canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of Exercise Shares purchased upon such exercise. In the event of an exercise pursuant to this Section 1.4b)(ii), the number of Exercise Shares issued to the Holder shall be determined according to the following formula:

X=	Y(A-B)
A

Where

X=	the number of Exercise Shares that shall be issued to the Holder;

Y=

the number of Exercise Shares for which this Warrant is being exercised (which shall include both the number of Exercise Shares issued to the Holder and the number of Exercise Shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

A=

as applicable: (i) the VWAP (as defined below) on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered on a day that is not a Trading Day or (2) both executed and delivered on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the Principal Trading Market as reported by Bloomberg as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered after the close of “regular trading hours” on such Trading Day;

B=	the per share Exercise Price then in effect, subject to adjustment herein.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (A) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Trading Market or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (B) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (C) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (D) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(c) Rule 144 Holding Period. If Exercise Shares are issued pursuant to Section 1.4(b), the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Act, the Exercise Shares shall take on the characteristics of the Warrant being exercised, and for purposes of Rule 144 under the Act, the holding period of the Exercise Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 1.4(c), except to the extent required by applicable law, rule or regulation.

(d) Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1.4 or otherwise, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (iii) any other Persons acting or who could be deemed to be acting as a group together with the Holder or any Attribution Parties, and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such Persons set forth in clause (i) through (iv) above, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. For purposes of this Section 1.4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules or forms required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1.4(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.4(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the U.S. Securities and Exchange Commission (the “SEC”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice from the Company or its transfer agent to the Holder setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). Upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 1.4(d), to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1.4(d), provided that the revised Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1.4(d) shall continue to apply. Any increase or decrease in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Attribution Parties to exceed 19.99% of the combined voting power of all of the securities of the Company then outstanding following such exercise.

1.5 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company with the Notice of Exercise and payment as provided in Section 1.4. At such time, the person or persons in whose name or names any certificates for Exercise Shares shall be issuable upon such exercise as provided in Section 1.6 be deemed to have become the holder or holders of record of the Exercise Shares represented by such certificates.

1.6 Delivery of Exercise Shares.

(a) As soon as practicable after the exercise of this Warrant and in any event no later than the number of Trading Days comprising the standard settlement period following the date of exercise, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder may direct, a certificate or certificates (including in electronic format) for the number of full Exercise Shares to which such Holder shall be entitled upon such exercise plus, if applicable and in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1.7.

(b) In case such exercise is in part only, the Company at its sole expense will issue to the Holder a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Exercise Shares (without giving effect to any adjustment therein) equal to the total Exercise Shares purchasable under this Warrant minus the number of Exercise Shares purchased by the Holder upon such exercise as provided in Section 1.4.

(c) Upon exercise of this Warrant following the Market Stand-Off Period in Section 13 herein, the Company shall, or shall cause its transfer agent to, promptly (but in no event later than the number of Trading Days comprising the standard settlement period following the date of exercise), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Company’s transfer agent is not participating in the Fast Automated Securities Transfer Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Holder, or any Person so designated by the Holder to receive Exercise Shares, shall be deemed to have become the holder of record of such Exercise Shares as of the date of exercise, irrespective of the date such Exercise Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

1.7 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

1.8 Taxes. Issuance and delivery of this Warrant and of Exercise Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue, stamp, recording, transfer or similar taxes, or any other incidental tax or expense in respect of the issuance of Warrant or Exercise Shares, all of which taxes and expenses shall be paid by the Company.

2. Rights and Restrictions of the Holder. The Exercise Shares shall be entitled to the rights, benefits and restrictions afforded to the shares of Class A Common Stock or Common Stock, as applicable, as set forth in the Company’s certificate of incorporation and bylaws, each as in effect from time to time.

3. Certain Adjustments. The Exercise Price and the Exercise Shares shall be subject to adjustment from time to time as follows:

3.1 Subdivision, Consolidation, Reclassification or Change in Exercise Shares. In the event of any consolidation, reclassification or change of class and/or series of equity securities comprising the Exercise Shares into a lesser number of the same or different class or classes of stock, the number of Exercise Shares deliverable upon exercise of this Warrant shall be proportionally decreased, the class or classes of such Exercise Shares shall be appropriately adjusted and the Exercise Price for such Exercise Shares shall be proportionately increased. In the event of any subdivision, reclassification or change of the class and/or series of equity securities comprising the Exercise Shares into a greater number of the same or different class or classes of stock, the number of Exercise Shares deliverable upon exercise of this Warrant shall be proportionally increased, the class or classes of such Exercise Shares shall be appropriately adjusted and the Exercise Price for such Exercise Shares shall be proportionately reduced.

3.2 Reorganizations. If there shall occur any capital reorganization of the class or classes of equity securities comprising the Exercise Shares (other than a subdivision, combination, reclassification or change in par value), then, as part of any such reorganization, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, such Holder had held the number of shares of Class A Common Stock or Common Stock, as applicable, which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

3.3 Notice of Adjustment. When any adjustment is required to be made in the Exercise Price or the Exercise Shares, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price or the Exercise Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The calculations, adjustments and determinations included in the Company’s notice shall, absent manifest error, be final and binding on the Company and the Holder. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 3.

4. Compliance with Act.

4.1 Unregistered Securities. The Holder acknowledges that this Warrant and the Exercise Shares have not been registered under the Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Exercise Shares in the absence of (i) an effective registration statement under the Act covering the resale of this Warrant or such Exercise Shares and, if applicable, registration or qualification of this Warrant or such Exercise Shares under any applicable “blue sky” or state securities law then in effect, or (ii) pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Act and in accordance with applicable state securities laws.

4.2 Reserved.

4.3 Legend. Certificates delivered to the Holder pursuant to Section 1.6 shall bear the following legend or a legend in substantially similar form:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE

STATE SECURITIES LAW OR PURSUANT TO AN EXEMPTION THEREOF. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN WARRANT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH WARRANT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

5. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an affidavit of loss and indemnity agreement (with surety if reasonably required) in a form reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

6. Transferability. Subject to the restrictions on transfer set forth in this Warrant, applicable laws and the restriction on transfer set forth on the first page of this Warrant, in connection with any transfer of this Warrant, the Holder shall deliver this Warrant and the form of assignment attached hereto as Exhibit B to the Company, and the transferee shall sign an investment representation letter in form and substance reasonably satisfactory to the Company. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 6, or the levy of any attachment or similar process upon this Warrant or such rights shall be null and void. The Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity including, without limitation, seeking specific performance or the rescission of any transfer not made in strict compliance with the provisions of this Section 6.

7. Termination.

7.1 If the Holder does not exercise this Warrant for all of the Exercise Shares on or before the Expiration Date, then, notwithstanding any restrictions on exercise contemplated by Section 1.4(d), this Warrant shall be deemed automatically exercised with respect to all Exercise Shares pursuant to Section 1.4(b) above (even if not surrendered) as of 5:00 p.m. Eastern Time on the Expiration Date.

7.2 If there is a Corporate Transaction prior to the Expiration Date and this Warrant has not been exercised prior to such Corporate Transaction, then immediately prior to the closing of such Corporate Transaction, this Warrant shall be deemed to have been and shall be automatically exercised pursuant to Section 1.4 for the then current number of Exercise Shares (as a cashless exercise as set forth in Section 1.4(b)) and thereafter the Holder shall participate in the Corporate Transaction on the same terms as other holders of shares of capital stock.

7.3 The consummation of an Initial Public Offering shall not cause this Warrant to be automatically exercised or terminated. This Warrant shall remain outstanding following an Initial Public Offering in accordance with its terms. The Company shall take all reasonable actions and make such disclosures as are reasonably necessary to ensure the continued exercise of this Warrant after an Initial Public Offering.

8. Representations and Covenants of the Company.

8.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. The issuance of the Exercise Shares will not be subject to any preemptive rights that have not been properly complied with or waived. If at any time during the Exercise Period the number of authorized but unissued shares of Class A Common Stock or Common Stock, as applicable, shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such class and/or series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

8.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of the class and/or series of equity securities constituting the Exercise Shares for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall give to the Holder, at least 20 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

8.3 Company Representations.

(a) The Company has all requisite legal and corporate power and authority, and has taken all corporate action on the part of itself, its officers, directors and stockholders necessary, to execute, issue and deliver this Warrant, to issue the Exercise Shares issuable upon exercise or conversion of this Warrant and the securities issuable upon conversion of the Exercise Shares, and to carry out and perform its obligations under this Warrant, and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, or to principles of equity.

(b) This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. All Exercise Shares which may be issued upon the exercise of the purchase or conversion right represented by this Warrant, and all securities, if any, issuable upon conversion of the Exercise Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances (including preemptive or other similar rights) except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

8.4 The execution, delivery, and performance of this Warrant by the Company will not result in a violation of, be in conflict with, or constitute a default under, with or without the passage of time or giving of notice, any provision of the Company’s Certificate of Incorporation or the Company’s bylaws, any provision of any judgment, decree, or order to which the Company is a party, by which it is bound, or to which any of its material assets are subject, any contract, obligation, or commitment to which the Company is a party or by which it is bound, or any statute, rule, or governmental regulation applicable to the Company, or the creation of any lien, charge, or encumbrance upon any assets of the Company.

9. Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder hereby represents and warrants to the Company the following as of the date hereof and as of the date of each exercise of this Warrant by the Holder:

9.1 The Holder has full power and authority to enter into this Warrant. This Warrant, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

9.2 The Holder acknowledges that this Warrant is being issued to the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Exercise Shares issuable upon the exercise hereof (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities.

9.3 The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

9.4 The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

9.5 The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Act, as presently in effect.

9.6 The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Holder represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

9.7 If the Holder is an individual, then the Holder resides in the state identified in its signature page hereto; if the Holder is a partnership, corporation, limited liability company or other entity, then the office of the Holder in which its principal place of business is located is set forth in the address of the Holder on its signature page hereto.

9.8 If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for this Warrant, including (a) the legal requirements within its jurisdiction for the subscription of the Warrant, (b) any foreign exchange restrictions applicable to such subscription, and (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, exercise, or transfer of this Warrant. The Holder’s subscription and payment for and continued beneficial ownership of this Warrant will not violate any applicable securities or other laws of the Holder’s jurisdiction.

10. No Rights as Stockholder. Except as described elsewhere herein, no holder of this Warrant (including the Holder) shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Exercise Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

11. Representation Regarding Counsel; Information. The Holder has separately been represented by its own counsel in connection with the transactions contemplated by this Warrant or knowingly chose not to consult such counsel. Except for the representations and warranties and covenants of the Company set forth herein and in the Credit Agreement, neither the Company nor any subsidiary or Affiliate thereof nor any of its or their respective counsel, advisors, officers, directors, employees, consultants, agents or representatives (collectively, the “Company Parties”) have made any representation or warranty, express or implied, regarding any aspect of the issuance of this Warrant or the Exercise Shares purchasable hereunder, the operation or financial condition or prospects of the Company, the value of the Exercise Shares or any other matter with respect to the Company and, except for the representations and warranties and covenants of the Company set forth herein and in the Credit Agreement, the Holder is not relying on any statements, representations or warranties, express or implied, of the Company Parties. The Holder further acknowledges and agrees that the Company Parties undertake no obligation to update any information provided to Holder in connection with the issuance of this Warrant, which may not be accurate or complete, and the Holder acknowledges and agrees that the Company Parties are not obligated to (and may not) provide any further information to the Holder. The Holder acknowledges and agrees that, except for the representations and warranties and covenants of the Company set forth herein and in the Credit Agreement, the Holder is relying solely on such party’s own knowledge and experience and not on any information provided or statements made by any of the Company Parties and, to the fullest extent permitted by applicable law, none of the Company Parties shall have any liability or responsibility whatsoever to the Holder, based upon any information provided or made available or not provided and made available, or statements made (or any omissions therefrom) to the Holder on any basis (including in contract or tort, under federal or state securities laws or otherwise). For the avoidance of doubt, this representation by Holder is not a waiver of any claims of fraud by the Company.

12. Certain Tax Consequences. (a) The Holder has reviewed with his, her or its own tax advisors the federal, state, local and foreign tax consequences of the Holder’s ownership of this Warrant, the Exercise Shares and the transactions contemplated hereunder. The Holder is relying solely on such advisors and not on any statements or representations of any Company Party. The Holder expressly acknowledges and agrees that no Company Party makes any representation to the Holder with respect to the tax treatment of the transactions contemplated by this Warrant. Subject to Section 1.8, the Holder understands that the Holder (and not any other party) shall be responsible for the Holder’s own tax liability that may arise as a result of the Holder’s ownership of this Warrant, the Exercise Shares and the transactions contemplated hereunder. (b) The Holder and the Company shall treat the Warrant as stock of the Company for U.S. federal and applicable state and local income tax purposes and shall not take any contrary position on any tax return or for any other Tax purpose unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit or judicial or administrative proceeding.

13. Market Stand-off Agreement. The Holder hereby agrees that it will not, without the prior written consent of the Company and any managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of its Common Stock under the Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and any managing underwriter (such period not to exceed one hundred eighty (180) days in the case of an Initial Public Offering or ninety (90) days in the case of any registration other than an Initial Public Offering, or such other period as may be requested by the Company and any managing underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules or exchange listing rules, or any successor provisions or amendments thereto provided that any such other period shall not exceed one hundred eighty (180) days following the consummation of an Initial Public Offering or such other initial registration other than an Initial Public Offering) (the “Market Stand-Off Period”), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 13 or that are necessary to give further effect thereto.

14. Registration Rights.

14.1 Piggyback Registration. Following the consummation of an Initial Public Offering, if the Company proposes to register (a) the issuance of any of its shares of Common Stock under the Act in connection with the registered offering of such securities solely for cash (including a registration statement on Form S-1 or shelf registration statement on Form S-3) or (b) the resale of any shares of Common Stock or other equity securities held by securityholders of the Company under the Act (excluding registration statements relating to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock), the Company shall, at such time, promptly give the Holder notice of such registration (and in any event no later than twenty (20) days prior to the expected filing date of such registration statement). Upon the request of the Holder given within ten (10) days after such notice is given by the Company, the Company shall cause to be registered all of the Exercise Shares that the Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it pursuant to Section 14.1(a) under this Section 14.1 before the effective date of such registration, whether or not the Holder has elected to include any Exercise Shares in such registration.

14.2 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 14.1, the Company shall not be required to include any of the Holder’s Exercise Shares in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Exercise Shares, requested to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Exercise Shares, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.

14.3 Additional Registration Rights Post Initial Public Offering. If this Warrant is issued following the consummation of an Initial Public Offering, and subject to the Market Stand-Off Agreement pursuant to Section 13 herein:

(a) The Company shall prepare and file or cause to be prepared and filed with the SEC, no later than sixty (60) days from the date of issuance of this Warrant (the “Filing Deadline”), a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Act registering the resale from time to time by the Holder of all Registrable Securities held by the Holder (the “Resale Registration Statement”). The Resale Registration Statement shall be on Form S-3 or, if the use of Form S-3 is not then available to the Company, on Form S-1 or such other appropriate form permitting registration of such Registrable Securities for resale by the Holder. The Company shall use reasonable best efforts to cause the Resale Registration Statement to be declared effective at the earliest possible date after filing, but in no event shall the Resale Registration Statement be declared effective later than the earlier of (i) forty-five (45) days following the Filing Deadline or (ii) five (5) business days after the SEC notifies the Company that it will not review the Resale Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to no more than seventy-five (75) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the SEC. Once effective, the Company shall use reasonable best efforts to keep the Resale Registration Statement continuously effective and supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another registration statement is available, under the Act at all times until such date as all Registrable Securities covered by the Resale Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been requested to be withdrawn from registration by the Holder (the “Effectiveness Period”). The Resale Registration Statement shall contain a prospectus in such form as to permit the Holder to sell such Registrable Securities pursuant to Rule 415 under the Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holder.

(b) The Company shall notify the Holder in writing of the effectiveness of the Resale Registration Statement as soon as practicable, and in any event within two (2) business days after the Resale Registration Statement becomes effective, and shall furnish to Holder, without charge, such number of copies of the Resale Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Registration Statement or such other documents as the Holder may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Registration Statement.

(c) Subject to the provisions of Section 14.3(a) above, the Company shall promptly prepare and file with the SEC from time to time such amendments and supplements to (or replacements of) the Resale Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement (or replacements thereof) effective and to comply with the provisions of the Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Registration Statement filed pursuant to Section 15(a) is filed on Form S-3 and thereafter the Company becomes ineligible to use such registration statement for secondary sales, the Company shall promptly notify the Holder of such ineligibility and shall file a shelf registration on Form S-1 or other appropriate form as promptly as practicable (but no later than 14 calendar days after becoming ineligible to use Form S-3) to replace the Resale Registration Statement and use its reasonable best efforts to have the such replacement Resale Registration Statement declared effective as promptly as practicable and shall cause such replacement Resale Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Registration Statement is available or, if not available, that another Resale Registration Statement is available, for the resale of all the Registrable Securities held by the Holder until all such Registrable Securities have been sold; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Registration Statement to be amended, or shall file a new replacement Resale Registration Statement, such that the Resale Registration Statement is once again on Form S-3.

14.4 Expenses of Registration. All expenses incurred in connection with registrations, filings, or qualifications pursuant to this Section 14 (excluding any underwriting discounts, and selling commissions applicable to the sale of the Exercise Shares, and fees and disbursements of counsel for the Holder in connection with registration (“Selling Expenses”)), including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company shall be borne and paid by the Company.

15. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock (or Common Stock if the Company consummates an Initial Public Offering), a sufficient number of shares to permit the full exercise of this Warrant.

16. Waiver of Statutory Information Rights. The Holder understands and agrees that, but for the waiver made herein, the Holder would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (“Section 220”, any and all such rights, and any and all such other rights of the Holder as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until an Initial Public Offering, the Holder hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of the Holder under any other written agreement between the Holder and the Company.

17. Notices.

17.1 All notices and other communications hereunder shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) when sent, if sent by confirmed electronic mail or facsimile transmission during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt;

addressed to the Holder at the Holder’s address in the records of the Company. All notices from the Holder to the Company shall be delivered to the Company at:

Apnimed, Inc.

39 John F. Kennedy St.

Cambridge, MA 02138

Attention: Chief Executive Officer

Email:

With a copy to (which shall not constitute notice): Goodwin Procter LLP

3025 John F Kennedy Blvd.

Philadelphia, PA 19104

Attention: Timothy Atkins

Email:

17.2 The Holder hereby consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (as amended, the “DGCL”) by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below the Holder’s name on the signature page hereto, as updated from time to time by notice to the Company, or as on the books of the Company. The Holder agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

18. No Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this Warrant. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

19. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

20. Entire Agreement. This Warrant (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. For the sake of clarity, the Credit Agreement shall survive the execution and delivery of this Warrant and shall remain in full force and effect in accordance with its terms from and after the date of issuance. In the event of any conflict between the terms of the Warrant and the Credit Agreement with respect to the matters contemplated by this Warrant, this Warrant shall control in all respects. For the avoidance of doubt, the provisions of this Warrant shall supersede any conflicting or inconsistent provisions of the Credit Agreement, and any such provision of the Credit Agreement shall be of no further force and effect.

21. Amendment, Modification and Waiver. Any term, covenant, agreement or condition of the Warrants may, with the written consent of the Company and the Holder, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more written instruments. Any amendment, supplement, modification of waiver effected in accordance with this Section 21 shall be binding upon the Holder of this Warrant. Originals or true and correct copies of any amendment, waiver or consent effected pursuant to this Section 21 shall be delivered by the Company to each holder of a Warrant promptly following the effective date thereof.

22. Survival of Warranties. Unless otherwise set forth in this Warrant, the representations and warranties contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Holder or the Company.

23. Counterparts. This Warrant may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24. Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

25. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

26. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

THE COMPANY:

APNIMED, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

HOLDER:

[ ]

By:
Name:
Title:

Address for Notice:

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

EXHIBIT B

ASSIGNMENT FORM